Exhibit (a)(10)


                           HARRIS INSIGHT FUNDS TRUST


               AMENDMENT NO. 2 TO ESTABLISHMENT AND DESIGNATION OF
                          SERIES AND CLASSES OF SHARES


     WHEREAS, the Trustees of the Harris Insight Funds Trust, a Massachusetts business trust (the "Trust") acting pursuant to Section 5.11 of the Declaration of Trust (the "Declaration") of the Trust, divided the shares of each of the series designated Harris Insight Equity Fund, Harris Insight Equity Income Fund, Harris Insight Core Equity Fund (formerly the Harris Insight Growth Fund), Harris Insight Small-Cap Opportunity Fund, Harris Insight Small-Cap Value Fund, Harris Insight International Fund, Harris Insight Balanced Fund, Harris Insight Bond Fund, Harris Insight Tax-Exempt Bond Fund, Harris Insight Intermediate Government Bond Fund and Harris Insight Emerging Markets Fund into four classes of shares, Class A, Class B, Class N and Institutional Shares; divided shares of each of the series designated Harris Insight Index Fund and Harris Insight Money Market Fund into three classes of shares, Class B, Class N and Institutional Shares; divided shares of each of the series designated Harris Insight Convertible Securities Fund, Harris Insight Intermediate Tax-Exempt Bond Fund and Harris Insight Short/Intermediate Bond Fund into three classes of shares, Class A, Class N and Institutional Shares; divided shares of each of the series designated Harris Insight Tax-Exempt Money Market Fund and Harris Insight Government Money Market Fund into two classes, Class N and Institutional Shares; and divided shares of the series designated Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund and Harris Insight Technology Fund into two classes of shares, Class B and Institutional Shares, as set forth in the Establishment and Designation of Series and Classes of Shares dated December 5, 2000; and further divided shares of the series designated Money Market Fund into an additional class of shares, Exchange Shares, as set forth in Amendment No. 1 to Establishment and Designation of Series and Classes of Shares dated April 27, 2001.

     WHEREAS, the Trustees of the Trust now desire to further divide unissued shares of its series into additional classes of shares.

     NOW THEREFORE, the undersigned, being all the Trustees of the Trust do hereby take the following action:

1. Pursuant to Section 5.11 of the Declaration, an unlimited number of the unissued shares of Harris Insight Index Fund, Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, Harris Insight Technology Fund, Harris Insight Tax-Exempt Money Market Fund, Harris Insight Money Market Fund, and Harris Insight Government Money Market Fund are hereby established and designated as Class A Shares; an unlimited number of the unissued shares of Harris Insight Intermediate Tax-Exempt Bond Fund, Harris Insight Short/Intermediate Bond Fund, Harris Insight Convertible Securities Fund, Harris Insight Tax-Exempt Money Market Fund, and Harris Insight Government Money Market Fund are hereby established and designated as Class

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     B Shares; and an unlimited number of the unissued shares of Harris Insight
     Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, and Harris Insight Technology Fund are hereby established and designated as Class N Shares. Class A, Class B and Class N Shares will hereinafter be referred to as "Shares."

2. Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

3.   The number of Shares designated hereby shall be unlimited.

4. The purchase price of Shares, the method of determination of the net asset value of such Shares, the price, terms and manner of redemption of such Shares, any conversion or exchange feature or privilege of such Shares, and the relative dividend rights of the holders of Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust, as amended from time to time.

5. The Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect thereto, and any other expenses that are properly allocated to the Shares in accordance with the Investment Company Act of 1940 ("1940 Act").

6. As to any matter on which shareholders of any series are entitled to vote, classes shall vote together as a single class with all of the classes of shares of that series; provided however, that notwithstanding the provisions of Section 5.9 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or is required by a separate agreement applicable to such class, such requirements as to a separate vote by the class shall apply,
     (b) except as required by (a) above, to the extent that a matter affects more than one class and the interests of two or more classes in the matter are not materially different, then the shares of such classes whose interests in the matter are not materially different shall vote together as a single class, but to the extent that a matter affects more than one class and the interests of a class in the matter are materially different from that of each other class, then the shares of such class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

7. The designation of Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares of any series of the Trust.

8. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of the Shares, or redesignate the Shares, without any action or consent of the Shareholders.

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         IN WITNESS WHEREOF, the undersigned, being all the Trustees of the
Trust, have executed this instrument as of this 6th day of August, 2001.




                                           /s/ Edgar R. Fiedler
                                           -----------------------------
                                           Edgar R. Fiedler



                                           /s/ C. Gary Gerst
                                           -----------------------------
                                           C. Gary Gerst



                                           /s/ Valerie B. Jarrett
                                           -----------------------------
                                           Valerie B. Jarrett



                                           /s/ John W. McCarter, Jr.
                                           -----------------------------
                                           John W. McCarter, Jr.


                                           /s/ Paula Wolff
                                           -----------------------------
                                           Paula Wolff



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